Exhibit 10.6

October 23, 2014

FRESHPET, INC.

400 Plaza Drive

Secaucus, NJ 07094

Attention: Richard Kassar

Re: Consent and Fifth Amendment to Amended and Restated Credit Agreement (this “Amendment”)

Ladies and Gentlemen:

We refer to that certain Amended and Restated Credit Agreement dated as of April 15, 2013, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of May 7, 2013, Second Amendment to Amended and Restated Credit Agreement, dated as of July 3, 2013, Third Amendment to Amended and Restated Credit Agreement, dated as of September 30, 2013, and Fourth Amendment to Amended and Restated Credit Agreement, dated as of May 28, 2014 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among (1) Freshpet, Inc. (formerly known as Professor Connor’s, Inc.), a Delaware corporation, (“Borrower”), (2) the lenders party thereto from time to time (the “Lenders”) and (3) OneWest Bank N.A. (formerly known as OneWest Bank, FSB), as administrative agent to the Lenders (the “Agent”). Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement (as amended by this Amendment).

1. Consent to Bridge Financing.

(a) Notwithstanding anything to the contrary in the Credit Agreement, the Agent and the Majority Lenders hereby consent to the Bridge Financing, including payment of any fees, original issue discount and expenses, which consent shall include among other things: (i) terms of the Bridge Financing, (ii) the execution and delivery of the Convertible Notes, and (iii) the performance of the Borrower of its obligations thereunder including any prepayment in accordance with its terms.

(b) The consents contained herein are limited consents and (i) shall only be relied upon and used for the specific purpose set forth herein, (ii) shall not constitute nor be deemed to constitute a waiver, except as otherwise expressly set forth herein, of (A) any Default or Event of Default or (B) any term or condition of the Credit Agreement and the other Loan Documents, (iii) shall not constitute nor be deemed to constitute a consent by the Administrative Agent or any Lender to anything other than the specific purpose set forth herein and (iv) shall not constitute a custom or course of dealing among the parties hereto.

2. Amendment to the Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order, or if such definitions already exist, amending and restating them respectively as follows:

“Bridge Financing”: means such unsecured convertible promissory notes to be issued from time to time by the Borrower to one or more of its existing stockholders (or their affiliates) in an aggregate amount not to exceed $3,000,000 (any such promissory notes issued, collectively, the “Convertible Notes”). Each such Convertible Note shall be substantially in the form of Exhibit A attached hereto.

(b) Section 6.2 of the Credit Agreement is hereby amended as follows: (i) deleting the word “and” at the end of clause (g) thereof; (ii) renumbering clause (h) therein as clause (i) therein, and (iii) adding a new clause (h) as follows: “(h) the Bridge Financing; and”

(c) Section 6.8 of the Credit Agreement is hereby amended by adding a new clause (c) to the end thereof, to read as follows:

“ or (c) the Bridge Financing.”

(d) Section 6.1(a)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(i) Total Debt (including all loans and other credit extensions outstanding under the Senior Credit Agreement, but excluding any debt owed (i) to any shareholder of the Borrower or their Affiliates or (ii) by the Borrower in connection with the Bridge Financing) to”

3. Effectiveness. This Amendment shall become effective as of the date first set forth above upon receipt by the Agent of this Amendment duly executed by the Borrower and the Majority Lenders.

4. Representations. The Borrower represents and warrants to the Agent and the Lenders as follows: (i) it has all requisite power and authority under applicable law and under its organizational documents to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby; (ii) all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for it to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby, have been taken and/or received; (iii) this Amendment, and the Credit Agreement, as amended by this Amendment, constitute the legal, valid and binding obligation of it enforceable against it in accordance with the terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); (iv) the execution, delivery and performance of this Amendment, and the performance of the Credit Agreement, as amended hereby, will not violate in any material respect any Requirement of Law applicable to any of the Loan Parties or material Contractual

Obligation of any of the Loan Parties, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or such material Contractual Obligation, except as permitted by to the Loan Documents; and (v) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

5. If you agree to the terms and conditions set forth herein, please evidence your agreement by executing in the space provided below. This Amendment shall become effective as of the date first set forth above upon execution of this Amendment by the Borrower, the Agent and the Lenders. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronically shall be effective as delivery of a manually executed counterpart of this Amendment.

[Remainder of Page Intentionally Left Blank]

Except as specifically set forth herein, the Credit Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

Very truly yours, ONEWEST BANK N.A. (formerly known as OneWest Bank, FSB), as Agent and Lender

By:	/s/ Gary Kirshner
Name:	Gary Kirshner
Title:	Senior Vice President

Signature Page to Fifth Amendment to Credit Agreement

Agreed as of the date first written above: CITY NATIONAL BANK, as a Lender

By:	/s/ Garen Papazyan
Name:	Garen Papazyan
Title:	Senior Vice President

Signature Page to Fifth Amendment to Credit Agreement

BANK OF MONTREAL, as a Lender

By:	/s/ Richard Kassar
Name:	Richard Kassar
Title:	CFO

Signature Page to Fifth Amendment to Credit Agreement

EXHIBIT A

FORM OF CONVERTIBLE NOTE

[See Attached]